UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2026

ZURN ELKAY WATER SOLUTIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware		001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way			53204
Milwaukee,	Wisconsin
(Address of principal executive offices)			(Zip Code)

(855) 480-5050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On July 20, 2026, Zurn Elkay Water Solutions Corporation (the “Company” or “Zurn Elkay”) issued a press release that included a preview of its expected results for the second quarter and announcing that the Company will provide further details on the quarter and outlook during an earnings call that will occur in late July. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.
On July 20, 2026, the Company announced that it entered into a definitive agreement to acquire Intellihot, Inc. (“Intellihot”). Intellihot is a leader in tankless water heater solutions serving the healthcare, education, hospitality and commercial end markets. The transaction is expected to close early in the third quarter.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 20, 2026*

104	Cover Page Inline XBRL data embedded within the Inline XBRL document
*This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be "filed."

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Zurn Elkay Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of July, 2026.

                                ZURN ELKAY WATER SOLUTIONS CORPORATION

                                By: /s/ Jeffrey J. LaValle
                                 Jeffrey J. LaValle
                                 Vice President, General Counsel and Secretary